UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sale of Equity Securities.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Investment Agreement and Warrant

On October 1, 2008, Las Vegas Gaming, Inc. (the “Company”) entered into an Investment Agreement, dated as of  September 30, 2008 (the “Investment Agreement”), with IGT, a Nevada corporation (“IGT”), whereby IGT agreed to purchase 4,693,878 shares of the Company’s Convertible Preferred Stock to be designated as Series I Preferred Stock (the “Preferred Shares”) and a warrant to purchase an aggregate of 1,500,000 shares of the Company’s common stock at an exercise price of $2.45 per share (the “Warrant”), for an aggregate purchase price of $11,500,000 (the “Purchase Price”).  The $1,500,000 advanced to the Company by IGT pursuant to the Advance Agreement dated July 17, 2008, as amended, (the “Advance Agreement”) between the Company and IGT, will be credited against the Purchase Price at closing.

As described below, the Preferred Shares are convertible into, and the Warrant is exercisable for, shares of the Company’s Common Stock Series A or Common Stock.  The Preferred Shares and the Warrant will be issued upon Closing pursuant to Section 4(2) and Regulation D of the Securities Act of 1933, as amended.  Closing of the transactions contemplated by the Investment Agreement (the “Closing”) is subject to various conditions precedent, including payment in full of the Company’s Amended and Restated Senior Secured Convertible Note in favor of CAMOFI Master LDC.  The Preferred Shares vote on an as-converted basis on all matters submitted to the Company's stockholders.

Dividends

From and after the date of issuance of the Preferred Shares, the holders of record on each Dividend Record Date (defined below) of each Preferred Share will be entitled to receive, and the Board of Directors of the Company must declare (subject only to the legal availability of funds for payment thereof) cash dividends in an amount equal to the Dividend Rate (defined below) times the Series I Original Issue Price (defined below) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares).  “Dividend Rate” means a rate equal to 6.5% annually (computed on the basis of a 360-day year accruing from July 16, 2008) of the Base Amount; provided that such rate will increase to 18.0% annually in the event that the dividend is not paid in cash within ten days after any Dividend Record Date.  “Base Amount” means, as of any date, an amount equal to the sum of the Series I Original Issue Price plus the amount of all dividends with respect to the Preferred Shares that have accrued but not been paid in cash and “Dividend Record Date” means each January 1 of each year beginning with January 1, 2010 so long as any Preferred Shares are outstanding.  “Series I Original Issue Price” will mean $2.45 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares and upon certain other specified events.  Dividends on the Preferred Shares will accrue from day to day, whether or not declared, and will be cumulative.

Conversion and Exercise Rights

Subject to adjustment as provided in the Investment Agreement, the Preferred Shares will be convertible, at the option of the holder, at any time and without the payment of additional consideration by the holder, into such number of fully paid and nonassessable shares of Common Stock Series A or Common Stock as is determined by dividing the Base Amount by $2.45.

 Subject to adjustment as provided in the Warrant, the holder of the Warrant will be entitled to acquire from the Company, in whole or in part, up to an aggregate of 1,500,000 fully paid and nonassessable shares of Common Stock Series A or Common Stock at an exercise price of $2.45 per share.  The Warrant will be exercisable, in whole or in part by the holder, at any time until 11:59 p.m., Las Vegas time, on the three year anniversary of the date of issuance of the Warrant; provided, that if the Company fails to provide written notice to the holder on the date that is 60 days prior to such three year anniversary notifying the holder of the expiration of the Warrant on such anniversary, then the Warrant shall continue in effect beyond such three year anniversary and until 11:59 p.m., Las Vegas time on the date that is 60 days following the date on which the Company provides written notice to the holder of the expiration of the Warrant.

  Board Nominations

 After closing, IGT will have the right to nominate individuals to the Company’s Board of Directors and the Company has agreed to support the election of IGT's nominees approved by the Nominating Committee of the Company's Board of Directors.  IGT shall be entitled to nominate the same percentage of Board members as that of the total number of equity securities of the Company held by IGT on a fully diluted basis that are entitled to vote in the election of directors bears to the total issued and outstanding equity securities of the Company that are entitled to vote in the election of the directors on a fully diluted basis.

  Right of First Negotiation

  The Company will grant to IGT a right of first negotiation regarding any transaction pursuant to which the Company or any of its subsidiaries considers to (A) offer or sell any debt securities or any rights with respect to any debt securities of the Company or any of its subsidiaries, (B) enter into any merger, consolidation, share exchange, business combination, or similar transaction, including an acquisition of assets (including pursuant to a license), in which the Company will issue, sell, transfer or otherwise convey 30% or more of its issued and outstanding capital stock or (C) enter into any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of its issued and outstanding capital stock or assets as part of a capital raising transaction (each, a “Material Transaction”).  Prior to entering into a Material Transaction, the Company will provide IGT with notice of the proposed terms of such transaction. IGT will have 10 days to exercise its right of first negotiation after which time the Company and IGT will then have another 10 days to engage in good faith negotiations and execute a definitive agreement related to such proposed transaction, and if no agreement is reached during that negotiation period, the Company will be free to pursue the Material Transaction with a third party.  IGT’s right of first negotiation expires 18 months after the Closing.

Registration Rights

The Company will also grant to IGT piggy-back registration rights with respect to the Company’s Common Stock Series A or Common Stock issued or issuable to IGT directly or indirectly with respect to the Preferred Shares or the Warrant.

Repayment of Advance and Right of First Refusal

If the Closing does not occur by October 29, 2008 for any reason whatsoever, or if the Investment Agreement is terminated by either party prior to October 29, 2008 for any reason pursuant to Section 9(a) of the Investment Agreement, then the Company shall repay the sum advanced by IGT to the Company pursuant to the Advance Agreement by paying to IGT a total of $1,525,000 in cash by wire transfer of immediately available funds no later than 11:59 p.m. on October 29, 2008 (the “Repayment”).  If the Company does not pay such sum to IGT by such deadline, then, in lieu of paying such sum to IGT, (i)

effective October 30, 2008, the Company shall be deemed to have issued to IGT, 750,000 shares of Common Stock Series A, and (ii) effective October 30, 2008 and continuing thereafter, IGT shall have, automatically and without need of any further action on the part of the Company or IGT, a first right of refusal to take an exclusive license on the same terms and conditions as any other offeree from the Company to any and all patents owned or controlled by the Company which have one or more claims covering the Company’s PlayerVision-related hardware and firmware based on the Company’s currently existing technology and patent pool.  During the period from the date of the Investment Agreement until the earlier of either the Closing or the Repayment, the Company will not grant any license or take any other action that would alter, limit, diminish, preclude or interfere in any manner the first right of refusal to be granted to IGT.

The foregoing descriptions of the Investment Agreement and the Warrant are qualified in their entirety by reference to the full and complete terms set forth in such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this current report and incorporated herein by reference.

Intellectual Property Access Agreement

On October 1, 2008, the Company and IGT executed an Intellectual Property Access Agreement, dated as of September 30, 2008 (the “IPAA”), pursuant to which either party may come to the other with nonbinding offers to license various intellectual property rights of the Company and IGT.  The IPAA was entered into as a condition of closing the Investment Agreement.

Pursuant to the IPAA, the Company will grant a first right of refusal to IGT regarding the license or disposition of any rights or interest in any or all patents owned or controlled by the Company that have one or more claims covering the Company’s PlayerVision devices.  The Company and IGT also agree to negotiate with each other if the Company desires to pursue development of a product requiring patents in the IGT Portfolio (as defined in the IPAA) and if IGT desires a license for development to any patents in the LVGI Portfolio (as defined in the IPAA).

The IPAA has an initial term of five years unless terminated earlier as provided in the IPAA. The IPAA shall be automatically renewed after the initial term for successive three-year terms, unless terminated by either party at least 60 days prior to the end of the initial term of any renewal term.

The IPAA will be filed by the Company as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

License and Application Support Agreement

On October 1, 2008, the Company and IGT executed a License and Application Support Agreement, dated as of September 30, 2008 (the “LASA”), pursuant to which IGT will license certain API's and protocols to the Company to facilitate development of software applications for delivery on the Playervision® Devices or IGT sb Systems (as defined in the LASA).  In consideration of the license and support provided for in the LASA, the Company will pay a royalty to IGT based on revenues generated from any software applications developed by the Company and delivered through or connected to any IGT Systems.  IGT will provide limited technical support for the purpose of assisting the Company in establishing compatibility with the IGT sb Systems.

The LASA will continue in force until terminated by mutual written consent of all parties to the LASA unless terminated earlier as set forth in the LASA.  However, IGT’s support obligations shall conclude at the earlier of eight years from the effective date or the date on which the LASA is terminated per its terms.

The LASA will be filed by the Company as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Retrofit License Agreement

On October 1, 2008, the Company and IGT executed a Retrofit License Agreement, dated as of September 30, 2008 (the “Retrofit Agreement”), pursuant to which  IGT will grant a limited license to the Company to sell, rent, lease, or place modifications and/or retrofits to certain IGT machines with the Company’s PlayerVision-related hardware and firmware (“PVT”).  The Company will pay to IGT certain future royalty payments upon certain triggering events.  The parties also agreed to settle current pending litigation between them by dismissing all claims with prejudice.

The Retrofit Agreement will continue in force until terminated by mutual written consent of all parties to the Retrofit Agreement unless terminated earlier as set forth in the Retrofit Agreement.

The Agreement will be filed by the Company as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Certificates of Withdrawal

On October 3, 2008, the Company filed Certificates of Withdrawal of Certificate of Designation with the Nevada Secretary of State with respect to its Series A, Series C and Series D Convertible Preferred Stock, no shares of which were then issued or outstanding.  Copies of the Certificates of Withdrawal of Certificate of Designation are filed as Exhibits 3.1, 3.2, and 3.3, respectively, to this current report.

Amendment to Amended Bylaws

Effective upon the date of the execution and delivery of the Investment Agreement, the IPAA, the LASA, the Retrofit Agreement and the Satisfaction and Termination Agreement between the Company and CAMOFI Master LDC, the Company’s Board of Directors amended the Company’s Amended Bylaws by adding a new Article XV, Section 47 to include a provision electing not to be governed by the anti-takeover provisions of the Nevada Revised Statutes (“NRS”) relating to “Acquisitions of Controlling Interests” in NRS Sections 78.378 to 78.3793, inclusive, with respect to the transaction with IGT or its affiliates contemplated by the Investment Agreement.  A copy of the text of the amendment is attached as Exhibit 3.4 to this current report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit	Name
Exhibit 3.1	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock filed October 3, 2008
Exhibit 3.2	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed October 3, 2008
Exhibit 3.3	Certificate of Withdrawal of Certificate of Designation of Series D Convertible Preferred Stock filed October 3, 2008
Exhibit 3.4	First Amendment to Amended Bylaws
Exhibit 10.1	Investment Agreement executed on October 1, 2008 and dated as of September 30, 2008 by and between Las Vegas Gaming, Inc. and IGT
Exhibit 10.2	Form of Warrant to purchase Common Stock and Common Stock Series A issuable to IGT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: October 7, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer